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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-75686, 333-72248, 333-51912, 333-35223, 33-60459, 33-67128, 33-56913,
33-17552, 33-41660, 33-19183, 33-50998, 33-60457, 333-84959 and 333-111949 on
Form S-8 and Nos. 33-56921 and 333-112254 on Form S-3 of our report on the Financial Statements and Financial Statement Schedule dated March 1, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment) of The Timberland Company and our report dated March 1, 2007 relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 2006.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 1, 2007